Exhibit 10.5

AMENDMENT NO. 5
Dated as of March 24, 2016
to
SECOND AMENDED AND RESTATED SENIOR SECURED NOTE PURCHASE AGREEMENT
Dated as of May 9, 2013
THIS AMENDMENT NO. 5 (“Amendment”) is made as of March 24, 2016 by and among Encore Capital Group, Inc. (the “Company”) and the undersigned holders of Notes (the “Noteholders”). Reference is made to that certain Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of May 9, 2013, between the Company, on the one hand, and the Purchasers named therein, on the other hand (as amended by (a) that certain Amendment No. 1 to Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of May 29, 2013, (b) that certain Amendment No. 2 to Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of February 25, 2014, (c) that certain Amendment No. 3 to Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of August 1, 2014 and (d) that certain Amendment No. 4 to Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of July 9, 2015, and as the same may be further amended, supplemented or otherwise modified from time to time, the “Note Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Note Agreement.
WHEREAS, the Company and certain of its Subsidiaries have entered into that certain Securities Purchase Agreement, dated as of February 19, 2016, by and among the Company, as seller, certain Affiliates of the Company party thereto, as “Transferring Subsidiaries” (as defined therein), TL Funding Partners LP and certain Affiliates thereof, as purchasers (as amended pursuant to that certain Consent and Waiver Letter Agreement, dated March 22, 2016, the “Propel Stock Purchase Agreement”) to sell all of the equity interests of Propel Acquisition LLC (or any successor thereto formed by the merger of Propel Acquisition LLC into a newly formed wholly owned Subsidiary of the Company the only assets of which, following the consummation of the merger, will be the assets of Propel Acquisition LLC so acquired in such merger) and each of its Subsidiaries;
WHEREAS, in connection with the sale described above, the Company has requested that the Noteholders agree to certain amendments with respect to the Note Agreement as provided in this Amendment for the purpose of permitting the consummation of such sale; and
WHEREAS, the Noteholders party hereto have agreed to such amendments on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders party hereto have agreed to enter into this Amendment.

1.    Amendments to Note Agreement. Effective as of the Effective Date, the Note Agreement is hereby amended as follows:
(a)    Section 10.3 is amended by (i) deleting the word “and” at the end of clause 10.3.5 thereof, (ii) replacing the “.” at the end of clause 10.3.6 thereof with “; and”, and (iii) adding the following new clause 10.3.7 to the end of Section 10.3, as follows:
“10.3.7    the Propel Disposition, so long as (i) the Net Cash Proceeds received in respect thereof are prepaid by the Company in accordance with Section 8.1(c) (without giving effect to any reinvestment rights contained in the second paragraph of Section 8.1(c)) and (ii) at the time of the consummation of the Propel Disposition, no Default or Event of Default has occurred and is continuing or would result therefrom.”
(b)    Schedule B of the Note Agreement is amended to insert the following new definitions in their proper alphabetical order:
““Propel Disposition” means an Asset Sale to be consummated by the Company and the Transferring Subsidiaries (as defined in the Propel Stock Purchase Agreement) in accordance with the Propel Stock Purchase Agreement.
“Propel Stock Purchase Agreement” means that certain Securities Purchase Agreement, dated as of February 19, 2016, by and among the Company, as seller, certain Affiliates of the Borrower party thereto, as “Transferring Subsidiaries” (as defined therein), TL Funding Partners LP and certain Affiliates thereof, as purchasers, as amended pursuant to that certain Consent and Waiver Letter Agreement, dated March 22, 2016.”
2.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (the date on which each of which has been satisfied or waived in writing being referred to in this Amendment as the “Effective Date”): (a) the Noteholders shall have received (i) counterparts of this Amendment, duly executed by the Company and the Required Holders, and the Consent and Reaffirmation attached hereto duly executed by the Guarantors, (ii) a fully executed copy of a corresponding amendment to the Credit Agreement, which shall be in form and substance reasonably satisfactory to the Required Holders, and (iii) such other instruments, documents and documents as are reasonably requested by the Noteholders on or prior to the date of this Amendment in connection with this Amendment; and (b) the Company shall have paid, to the extent invoiced on or prior to the date of this Amendment, all fees and expenses of the Noteholders (including attorneys’ fees and expenses) in connection with this Amendment and the other Transaction Documents.
3.    Representations and Warranties of the Company. The Company hereby represents and warrants as follows:
(a)    The execution, delivery and performance by each Credit Party of this Amendment are within such Credit Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action. This Amendment has been duly executed and delivered by each Credit Party. This Amendment and the Note Agreement as amended hereby constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms.

(b)    As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Event of Default and (ii) the representations and warranties contained in Section 5 of the Note Agreement are true and correct, except for representations and warranties made with reference solely to an earlier date, which are true and correct as of such earlier date.
(c)    The execution and delivery of this Amendment by the Credit Parties, and performance by the Company of this Amendment and the Note Agreement, as amended hereby (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any organizational documents of, or any law applicable to, any Credit Party or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under the Note Agreement, the Credit Agreement, any other material agreement or other material instrument binding on any Credit Party or any of their assets, or give rise to a right under any of the foregoing agreements (other than the Credit Agreement) to require any payment to be made by any Credit Party, (iv) will not result in the creation or imposition of any Lien on any asset of any Credit Party, except Liens (if any) created under the Transaction Documents and (v) will not result in a material limitation on any licenses, permits or other governmental approvals applicable to the business, operations or properties of the Credit Parties.
(d)    No monetary consideration (other than reimbursement of expenses incurred) will be paid to or for the benefit of the Lenders, the Administrative Agent or other parties to the Credit Agreement in connection with the amendment referred to in clause (ii) of Section 2(a) of this Amendment.
(e)    As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Event of Default and (ii) the representations and warranties contained in Section 5 of the Note Agreement are true and correct, except for representations and warranties made with reference solely to an earlier date, which are true and correct as of such earlier date.
4.    Reference to and Effect on the Note Agreement.
(a)    Upon the effectiveness hereof, each reference to the Note Agreement in the Note Agreement or any other Transaction Document shall mean and be a reference to the Note Agreement as amended hereby.
(b)    Except as specifically amended above, the Note Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    Other than as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Noteholders, nor constitute a waiver of any provision of the Note Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)    This Amendment shall constitute a “Transaction Document.”
5.    Release of Claims. In consideration of the amendments contained herein, each of the Credit Parties hereby waives and releases each of the Noteholders from any and all claims and defenses, known or unknown, existing as of the date hereof with respect to the Note Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. It is the intention of each of the Company and the Guarantors in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California (or any comparable provision of any other applicable law), which provides:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
6.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.
7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
8.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.
9.    Release Under Multiparty Guaranty. Effective upon the Closing Date (as defined in the Propel Stock Purchase Agreement), each of Propel Acquisition LLC and Propel Funding LLC shall be automatically released from the guaranty of the Guaranteed Obligations under the Multiparty Guaranty.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ENCORE CAPITAL GROUP, INC.

By: /s/ Jonathan Clark
Name: Jonathan Clark
Title: Chief Financial Officer
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Bradford Wiginton
Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ Bradford Wiginton
Assistant Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: PGIM, Inc., investment manager

By: /s/ Bradford Wiginton
Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By: PGIM, Inc., investment manager

By: /s/ Bradford Wiginton
Vice President

Signature Page to Amendment No. 5
Encore Capital Group, Inc.
Second Amended and Restated Senior Secured Note Purchase Agreement dated as of May 9, 2013

CONSENT AND REAFFIRMATION
Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 5 to the Second Amended and Restated Senior Secured Note Agreement dated as of May 9, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”) by and between Encore Capital Group, Inc. (the “Company”) and the holders of Notes party thereto (the “Noteholders”), which Amendment No. 5 is dated as of March 24, 2016 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Note Agreement. Without in any way establishing a course of dealing by any Noteholder, each of the undersigned agrees to be bound by its obligations under Section 1 of the Amendment and consents to the Amendment and reaffirms the terms and conditions of the Multiparty Guaranty, the Pledge and Security Agreement and any other Transaction Document executed by it and acknowledges and agrees that such agreement and each and every such Transaction Document executed by the undersigned in connection with the Note Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.
All references to the Note Agreement contained in the above-referenced documents shall be a reference to the Note Agreement as modified by the Amendment and as each of the same may from time to time hereafter be amended, modified or restated.

Dated: March 24, 2016

[Signature Page Follows]

MIDLAND CREDIT MANAGEMENT, INC. By: /s/ Jonathan Clark Name: Jonathan Clark Title: Chief Financial Officer	PROPEL ACQUISITION LLC By: /s/ Jonathan Clark Name: Jonathan Clark Title: Chief Financial Officer
MIDLAND PORTFOLIO SERVICES, INC. By: /s/ Jonathan Clark Name: Jonathan Clark Title: Chief Financial Officer	MIDLAND FUNDING LLC By: /s/ Jonathan Clark Name: Jonathan Clark Title: Chief Financial Officer
MIDLAND INDIA LLC By: /s/ Jonathan Clark Name: Jonathan Clark Title: Chief Financial Officer	MIDLAND INTERNATIONAL LLC By: /s/ Jonathan Clark Name: Jonathan Clark Title: Chief Financial Officer
MIDLAND FUNDING NCC-2 CORPORATION By: /s/ Jonathan Clark Name: Jonathan Clark Title: Chief Financial Officer	MRC RECEIVABLES CORPORATION By: /s/ Jonathan Clark Name: Jonathan Clark Title: Chief Financial Officer
PROPEL FUNDING LLC By: /s/ Jonathan Clark Name: Jonathan Clark Title: Chief Financial Officer	ASSET ACCEPTANCE CAPITAL CORP. By: /s/ Jonathan Clark Name: Jonathan Clark Title: Chief Financial Officer
ASSET ACCEPTANCE, LLC By: /s/ Jonathan Clark Name: Jonathan Clark Title: Chief Financial Officer	ASSET ACCEPTANCE SOLUTIONS GROUP, LLC By: /s/ Jonathan Clark Name: Jonathan Clark Title: Chief Financial Officer
ASSET ACCEPTANCE RECOVERY SERVICES, LLC By: /s/ Jonathan Clark Name: Jonathan Clark Title: Chief Financial Officer	LEGAL RECOVERY SOLUTIONS, LLC By: /s/ Jonathan Clark Name: Jonathan Clark Title: Chief Financial Officer

Signature Page to Consent and Reaffirmation
Amendment No. 5
Encore Capital Group, Inc.
Second Amended and Restated Senior Secured Note Purchase Agreement dated as of May 9, 2013

ATLANTIC CREDIT & FINANCE, INC. By: /s/ Jonathan Clark Name: Jonathan Clark Title: Chief Financial Officer	ATLANTIC CREDIT & FINANCE SPECIAL FINANCE UNIT, LLC By: /s/ Jonathan Clark Name: Jonathan Clark Title: Chief Financial Officer
ATLANTIC CREDIT & FINANCE SPECIAL FINANCE UNIT III, LLC By: /s/ Jonathan Clark Name: Jonathan Clark Title: Chief Financial Officer

Signature Page to Consent and Reaffirmation
Amendment No. 5
Encore Capital Group, Inc.
Second Amended and Restated Senior Secured Note Purchase Agreement dated as of May 9, 2013